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                                                                    Exhibit 23.1


The Board of Directors
  of Mellon Bank Corporation:


We consent to incorporation by reference in Registration Statement Nos. 33-16658 (Form S-3), 33-21838 (Form S-8), 33-23635 (Form S-8), 33-34430
(Form S-8), 33-41796 (Form S-8), 33-48486 (Form S-3), 33-65824 (Form S-8),
33-65826 (Form S-8), 33-54671 (Form S-8), 33-62151 (Form S-3), 333-16743
(Form S-8), 333-16745 (Form S-8), 333-38213 (Form S-3), and 333-47377
(Form S-3) of Mellon Bank Corporation of our report dated January 15, 1998, relating to the consolidated balance sheets of Mellon Bank Corporation and its subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report is incorporated by reference in the December 31, 1997, annual report on Form 10-K of Mellon Bank Corporation.

KPMG PEAT MARWICK LLP
--------------------------
KPMG Peat Marwick LLP

Pittsburgh, Pennsylvania
March 20, 1998